Exhibit 10.8

IN THE DISTRICT COURT OF

HARRIS COUNTY, TEXAS

164th JUDICIAL DISTRICT

In re DYNEGY, INC. DERIVATIVE	§
LITIGATION	§
§
	§	LEAD CASE NO. 2002-25250
	§	(Derivative Action)
This Document Relates To:	§
§
ALL ACTIONS	§

STIPULATION AND AGREEMENT OF SETTLEMENT

This stipulation and settlement agreement (this “Stipulation”), dated April 29, 2005, is entered into by and among plaintiffs Kevin Bosse and Alan Gillies, derivatively on behalf of Dynegy Inc. (collectively, “Plaintiffs”), nominal defendant Dynegy Inc. (“Dynegy”), and defendants Charles L. Watson, Stephen W. Bergstrom, Robert D. Doty, Sheli Z. Rosenberg, Charles E. Bayless, Joe J. Stewart, Richard H. Matzke, George L. Kirkland, Darald W. Callahan, Glenn F. Tilton, John S. Watson, H. John Riley, J. Otis Winters, Daniel L. Dienstbier, Michael D. Capellas, Patricia M. Eckert, and Jerry L. Johnson (collectively, the “Individual Defendants”). All parties to this Stipulation shall be collectively referred to as the “Parties.” The Parties have reached an agreement to settle the shareholder derivative litigation styled In re Dynegy Inc. Derivative Litigation, Lead Case No. 2002-25250, pending in the 164th District Court for Harris County, Texas (the “Derivative Litigation”) on the terms and conditions set forth in this Stipulation, subject to Court approval. This Stipulation is intended by the Parties to fully, finally and forever resolve, discharge and settle any and all claims that have been or could have been brought in the Derivative Litigation.

RECITALS

WHEREAS:

A. On or about April 30, 2002, Kevin Bosse, derivatively on behalf of Dynegy, brought suit against Individual Defendants and Dynegy in the 55th District Court for Harris County, Texas, Cause No. 2002-21890.

B. On or about May 17, 2002, Allan Gillies, derivatively on behalf of Dynegy, brought suit against Individual Defendants and Dynegy in the 281st District Court for Harris County, Texas, Cause No. 2002-25250.

C. Both lawsuits were subsequently consolidated and transferred to the 164th District Court for Harris County, Texas under Lead Case No. 2002-25250.

D. On or about July 7, 2003, Plaintiffs filed their First Amended Consolidated Petition. Plaintiffs assert claims for breaches of fiduciary duty, waste of corporate assets, corporate mismanagement, unjust enrichment, conspiracy and aiding and abetting.

E. The Individual Defendants (as defined below) deny any wrongdoing, fault, liability or damage to Plaintiffs, deny that they engaged in any wrongdoing, deny that they committed any violation of law, and deny that they acted improperly in any way. The Individual Defendants further believe that (i) they acted properly at all times, and (ii) the Derivative Litigation is without merit.

F. In view of the uncertainty and risk of the outcome of any litigation (especially complex derivative litigation), the difficulties and substantial distractions, burdens, expenses and length of time necessary to defend the proceeding, possibly through conclusion of discovery, possible summary judgment motions, a possible trial, possible post-trial motions and possible appeals, and to eliminate the distractions, risks, burdens and expenses of further litigation, the Parties signed the Memorandum of Understanding (as defined below) to settle the Derivative Litigation and put the Released Claims (as defined below) to rest, finally and forever.

G. Plaintiffs, by and through Plaintiffs’ Counsel, state that they have conducted and completed extensive research, discovery and investigation relating to the claims and the underlying events and transactions alleged in the Derivative Litigation, including (i) review and analysis of hundreds of thousands of pages of documents produced by Dynegy and the Individual Defendants (as defined below), (ii) review and analysis of various public statements and filings made by Dynegy and its senior officers with the SEC, analysts’ reports concerning Dynegy, and press releases, news articles and other media reports regarding Dynegy.

H. Plaintiffs believe that the claims asserted in the Derivative Litigation have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Litigation against the Individual Defendants through trial and appeal. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex actions such as the Derivative Litigation, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Derivative Litigation.

I. The Parties have voluntarily agreed to settle the Derivative Litigation after consultation with competent legal counsel. This Stipulation shall not be construed or deemed to be a concession by Plaintiffs of any infirmity in the claims asserted in the Derivative Litigation or as a concession by any or all of the Individual Defendants of any wrongdoing, fault, liability or damage to Plaintiffs, Dynegy, or any other person or entity, or any infirmity in any defense any or all Individual Defendants asserted or could have asserted.

J. The Parties and their counsel believe that the settlement embodied in this Stipulation is fair, reasonable and adequate and in the best interests of Dynegy and its stockholders.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Parties that, subject to Court approval, any and all claims that have been or could have been brought in the Derivative Litigation shall be finally and fully compromised, settled and released as to the Individual Defendants and Dynegy, upon and subject to the terms and conditions of this Stipulation as follows:

DEFINITIONS

1. For purposes of this Stipulation, certain persons and terms shall be defined as follows:

a. “Board” means the Board of Directors of Dynegy Inc.

b. “Class A Directors” shall mean the directors of Dynegy Inc. which, pursuant to its Articles of Incorporation, are elected by the holders of Dynegy Class A Common Stock voting as a separate class.

c. “Court” means the 164th District Court for Harris County, Texas, the Honorable Martha Hill Jamison, presiding.

d. “Derivative Litigation” means the shareholder derivative lawsuits brought by Kevin Bosse and Alan Gillies that have been consolidated into the lawsuit styled In re Dynegy Inc. Derivative Litigation, Lead Case No. 2002-25250, pending in the 164th District Court for Harris County, Texas.

e. “Dynegy” means nominal defendant Dynegy Inc.

f. “Dynegy Class A Common Stock” means the Class A Common Stock of Dynegy Inc. or the equivalent security of its successors and assigns.

g. “ERISA Plans” means the Dynegy Retirement Savings Plan, the Illinois Power Plan Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement, the Illinois Power Company Incentive Savings Plan, and the Dynegy Northeast Generation, Inc. Savings Incentive Plan.

h. “Individual Defendants” means Charles L. Watson, Stephen W. Bergstrom, Robert D. Doty, Sheli Z. Rosenberg, Charles E. Bayless, Joe J. Stewart, Richard H. Matzke, George L. Kirkland, Darald W. Callahan, Glenn F. Tilton, John S. Watson, H. John Riley, J. Otis Winters, Daniel L. Dienstbier, Michael D. Capellas, Patricia M. Eckert, and Jerry L. Johnson.

i. “Ongoing Changes” means those corporate governance changes discussed in paragraph 4 of this Stipulation.

j. “Parties” means all parties to this Stipulation.

k. “Plaintiffs” means Kevin Bosse and Alan Gillies, derivatively on behalf of Dynegy.

l. “Plaintiffs’ Counsel” means Brian J. Robbins, Caroline A. Schnurer and Steven R. Wedeking of Robbins Umeda & Fink, LLP, Paul T. Warner of Reich & Binstock, James G. Stranch, III and J Gerard Stranch, IV of Branstetter Kilgore Stranch & Jennings, and Joe R. Whatley, Jr. of Whatley Drake, LLC.

m. “Released Claims” means any and all claims, rights, demands, obligations, controversies, debts, damages, losses, causes of action and liabilities of any kind or nature whatsoever, whether in law or equity, including both known and Unknown Claims (as defined below), suspected or unsuspected, accrued or unaccrued, held at any point from the beginning of time to the date of this Stipulation’s execution, which have been or could have been asserted by Plaintiffs or any Dynegy shareholder on Dynegy’s behalf in the Derivative Litigation arising out of or relating to (i) the facts, matters, transactions, conduct, omissions or circumstances alleged, or that could have been alleged, in the Derivative Litigation, and (ii) the defense or settlement of the Derivative Litigation; provided, however, Released Claims shall not include any claims under the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001 et seq., arising from or relating to any or all of the ERISA Plans, including but not limited to the civil action styled Lively, et al. v. Dynegy Inc., et al., No. 05-63-MJR (S.D. Ill.), or any claim arising out of the violation or breach of this Stipulation.

n. “Released Individual Defendant Indemnification Claims” means any claim for indemnification from Dynegy (whether arising under statutory law, common law, contract, the Dynegy by-laws or otherwise) in respect of claims against or losses by any one or more of the Individual Defendants arising from, related to, or in connection with any acts, transactions or occurrences alleged or that could have been alleged in the Derivative Litigation; provided however, that Released Individual Defendant Indemnification Claims does not include Unreleased Individual Defendant Indemnification Claims (defined below).

o. “Released Parties” means the Individual Defendants and Dynegy, and each of their respective past and present parents, subsidiaries, affiliates, directors, officers, attorneys, insurers, agents, representatives, successors and assigns.

p. “Settlement” means the settlement of the Derivative Litigation agreed to by and among the Parties and embodied in this Stipulation.

q. “Stipulation” means this stipulation and settlement agreement.

r. “Unknown Claims” means any and all Released Claims that any Plaintiff does not know or suspect to exist in his favor upon release of the Released Claims which, if known by him, might have affected his decision(s) with respect to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that Plaintiffs expressly waive, and by operation of the Final Take Nothing Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by any law, rules or regulations of any state or territory of the United States or any other country, or principle of common or civil law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Plaintiffs acknowledge that the inclusion of Unknown Claims in the definition of Released Claims was separately bargained for and was a key element of the Settlement.

s. “Unreleased Individual Defendant Indemnification Claims” means any claim by any one or more Individual Defendant(s) for indemnification, contribution or reimbursement from Dynegy (whether arising under statutory law, common law, contract, the Dynegy by-laws or otherwise) in respect of:

(i) claims against or losses (including defense costs) by any one or more of the Individual Defendants that do not arise from, relate to, or have any connection with any acts, transactions or occurrences alleged in the Derivative Litigation;

(ii) any investigation, prosecution or enforcement by any United States or state government agency or self-regulatory organization (including but not limited to the New York Stock Exchange or the National Association of Securities Dealers) of Dynegy or any of the Individual Defendants, including for sums already advanced by Dynegy to the Individual Defendants (for defense costs or otherwise);

(iii) claims against or losses by any one or more of the Individual Defendants under the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001 et seq., arising from or relating to any or all of ERISA Plans, including but not limited to the claims that were asserted, or could have been asserted, in the civil action styled Lively, et al. v. Dynegy Inc., et al., No. 05-63-MJR (S.D. Ill.); or

(iv) reasonable attorneys’ fees and expenses incurred to defend the Derivative Litigation or the consolidated securities litigation pending under the caption In re Dynegy Inc. Securities Litigation, Civ. No. H-02-1571; in the United States District Court for the Southern District of Texas, Houston Division.

Provided, however, that nothing in this Stipulation shall obligate Dynegy to indemnify any one or more Individual Defendant(s) in respect of claims or losses for which indemnity is forbidden as a matter of law, regulation or public policy.

CORPORATE GOVERNANCE CHANGES

2. Dynegy has implemented and/or will be implementing numerous corporate governance changes as a direct and substantial result of the prosecution of the Derivative Litigation. These corporate governance changes, discussed in paragraphs 3 and 4 below, shall be applicable to the Board of Directors of Dynegy Inc., the entity of that name currently incorporated in the State of Illinois, Class A Common Stock of which is traded on the New York Stock Exchange (“NYSE”), under the symbol “DYN.”

3. The following corporate governance changes have been implemented by Dynegy and were done as a direct and substantial result of the prosecution of the Derivative Litigation:

a. the replacement of eleven (11) Board members;

b. the replacement of several key senior officers, including the Chief Executive Officer, Chief Financial Officer, General Counsel, Vice President of Tax and Internal Auditor;

c. the replacement of Dynegy’s outside auditor;

d. the appointment of a new Audit Committee Chair;

e. 75% of the current members of the Board of Directors are now independent as defined by the rules of the NYSE; and

f. the creation of a new charter for the Corporate Governance and Nominating Committee.

4. The following corporate governance changes represent ongoing changes that have been established or will be implemented by Dynegy as a direct and substantial result of the prosecution and/or settlement of the Derivative Litigation (the “Ongoing Changes”):

a. the two director defendants who currently remain on the board will be replaced with two new independent directors as defined by the rules of the NYSE within a time period to be determined by Dynegy;

b. directors generally will not be nominated for election to the Board after their 70th birthday, unless such nomination is specifically authorized by a majority vote of the non-management directors;

c. no director shall serve as a director to more than four other publicly traded companies while serving as a director of Dynegy; provided that the foregoing restriction may be waived by the majority vote of the non-management directors;

d. each non-management Class A Director shall be expected to own a meaningful amount of Dynegy Class A Common Stock, such ownership threshold to be satisfied within a reasonable period of time following such director’s election to the Board;

e. the Board may not amend or repeal in any material respect any provisions of the Bylaws that are expressly adopted by the stockholders, except (i) to the extent necessary to comply with any law, regulation or stock exchange rule, or any judgment, order or decree of any court or administrative body, or (ii) to cure any ambiguity or correct or supplement any conflicting provisions;

f. the Board shall be comprised of at least 60% (with a goal of 75%) independent directors as defined by the rules of the NYSE;

g. the Board shall have established a position for, and shall have elected, a Lead Director who is an independent director as defined by the rules of the NYSE (the “Lead Independent Director”);

h. at the first Board meeting following each annual shareholders meeting, a Lead Independent Director will be elected by majority vote of the non-management directors at such meeting;

i. the Lead Independent Director will be responsible for coordinating the activities of the non-management directors. In addition to the duties of all Board members (which will not be limited or diminished by the Lead Independent Director’s role), the specific responsibilities of the Lead Independent Director will be as follows:

(i) work with and provide advice to the Chairman of the Board as to an appropriate schedule of Board meetings;

(ii) provide the Chairman of the Board with input as to the preparation of agendas for Board meetings;

(iii) work with and provide advice to the Chairman of the Board as to the flow of information from Dynegy’s management to the non-management directors;

(iv) coordinate and develop the agenda for, and moderate executive sessions of, the Board’s non-management directors; and

(v) work with the Compensation and Human Resources Committee and the full Board, assist in the evaluation of the performance of the Chief Executive Officer (“CEO”) and meet with the CEO to discuss the Board’s evaluation.

j. the independent directors will meet outside the presence of management directors and non-management directors who are not independent at least semi-annually and at such other times as determined by the Lead Independent Director;

k. the non-management directors shall meet in executive session, without management present, at each regularly scheduled Board meeting;

l. a Corporate Governance and Nominating Committee, having a minimum of four independent directors, shall have been established, to assist the Board in discharging its responsibilities;

m. an Audit and Compliance Committee, having a minimum of three independent directors, shall have been established, to assist the Board in discharging its responsibilities;

n. the Audit and Compliance Committee will meet in executive session with the internal auditor at each of its regular meetings;

o. regular and special meetings of the Audit and Compliance Committee with management, internal audit personnel and the outside auditor will be held to discuss, among other things, financial statements and SEC filings, including the MD&A section, and earnings guidance;

p. the Audit and Compliance Committee will meet in executive session with the Senior Director of Ethics and Compliance (or the substantive equivalent) at each of its regular meetings;

q. the Audit and Compliance Committee, the Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee will each consist entirely of independent directors; and

r. a Senior Director of Ethics and Compliance (or the substantive equivalent) that reports to the President, the General Counsel and the Audit Committee Chair, to oversee and administer the Code of Business Conduct and Ethics, to foster a culture that integrates ethics and compliance into business processes and practices through awareness and training, and to maintain and monitor a system for reporting, monitoring and investigating potential ethics and compliance concerns, shall have been designated.

5. Dynegy agrees that the governance provisions included in paragraph 4 herein will remain in effect for three years from the date of Court approval of the Settlement, or until such earlier time as there is a Change in Control of Dynegy (as defined in the Second Supplement to the Dynegy Inc. Executive Severance Pay Plan); provided, however, that any proposed guideline can be altered or removed by the affirmative vote of a majority of the independent directors of the Board, upon determining, in good faith and upon the advice of counsel, that such guideline conflicts with or is substantially redundant with any law, regulation or rule (including rules of the NYSE or other exchange or quotation system on which Dynegy’s stock is listed or traded), or conflicts with or is substantially redundant with any amendment to Dynegy’s articles of incorporation approved by Dynegy’s shareholders.

6. The primary responsibility of the Board is to provide effective governance over Dynegy’s affairs for the benefit of Dynegy’s public stockholders and it is the intention of the Parties that the corporate governance changes discussed above will assist the Board in fulfilling that responsibility.

ADDITIONAL CONSIDERATION

7. Individual Defendants shall use their best efforts to cause their Director and Officer Insurers to pay as much as reasonably possible to the settlement of the Consolidated Securities Litigation pending under the caption In re Dynegy Inc. Securities Litigation, Civ. No. H-02-1571, in the United States District Court for the Southern District of Texas, Houston Division.

RELEASES AND ENTRY OF FINAL TAKE NOTHING JUDGMENT

8. The obligations incurred in this Stipulation shall be in full and final disposition of the Derivative Litigation and any and all Released Claims against any and all Released Parties.

9. Plaintiffs and Dynegy, including their heirs, executors, administrators, shareholders, successors and assigns, and any persons they represent, with respect to each and every Released Claim, release and forever discharge, and shall forever be enjoined from prosecuting, any Released Claim against any or all of the Released Parties.

10. Each Individual Defendant and Dynegy release and forever discharge, and shall forever be enjoined from prosecuting against any one or more of the other Individual Defendants, Dynegy, Plaintiffs or Plaintiffs’ Counsel, all claims known or unknown, accrued or unaccrued, arising from, related to, or in connection with any acts, transactions or occurrences alleged or that could have been alleged in the Derivative Litigation, including without limitation claims for indemnification, contribution or reimbursement of amounts paid in settlement or defense costs (however denominated) arising under the federal securities laws, state law or common law; provided, however, that nothing in this paragraph shall be deemed a release:

a. by the Individual Defendants, individually or collectively, of the Unreleased Individual Defendant Indemnification Claims;

b. by the Individual Defendants, individually or collectively, of any claims against Dynegy arising out of or relating to such Individual Defendant’s (or Individual Defendants’) (i) agreements in respect of such Individual Defendant’s (or Individual

Defendants’) employment (including as a consultant) or termination of employment by Dynegy, (ii) arbitral awards or judgments against Dynegy arising out of or relating to such employment or termination agreements, including but not limited to the award in the American Arbitration Association proceeding captioned Bergstrom v. Dynegy Inc., Case No. 70 Y 116 00134 03, or (iii) any settlement agreements in respect of any arbitration(s), court actions(s) or other proceeding(s) arising out of or relating to such employment or termination agreements, including, but not limited to the Confidential Settlement Agreement between Charles L. Watson and Dynegy Inc. in respect of the American Arbitration Association proceeding captioned Watson v. Dynegy Inc., Case No. 70 Y 116 00076 03; provided, however, that nothing in this subparagraph shall preserve or revive any Released Individual Defendant Indemnification Claims;

c. by Dynegy of any claims against the Individual Defendants, individually or collectively, that do not arise from, relate to, or have any connection with any acts, transactions or occurrences that were alleged or could have been alleged in the Derivative Litigation; provided, however, that nothing in this subparagraph shall revive any claims against any one or more Individual Defendant(s) that Dynegy has previously released; or

d. of any claims arising out of the violation or breach of this Stipulation.

11. Upon approval of the Settlement by the Court, Plaintiffs shall submit and request entry of a Final Take Nothing Judgment in a form approved by Dynegy and Individual Defendants pursuant to which Plaintiffs shall take nothing by their claims and which will finally dispose with prejudice of all claims that have been or could have been asserted in the Derivative Litigation.

ATTORNEY’S FEES AND EXPENSES

12. Within five business days of entry of the Court’s order granting final approval of the Settlement, Dynegy shall cause the payment of fees and expenses (including, without limitation, the fees and expenses of all experts retained by Plaintiffs’ Counsel to assist in the Derivative Litigation) of Plaintiffs’ Counsel in an aggregate amount of $4,950,000, as a unitary part of the Settlement. Such payment shall be made to Plaintiffs’ Counsel c/o Robbins Umeda & Fink, LLP.

13. In the event the Court’s order approving the fees and expenses so awarded is reversed or modified on appeal or otherwise, or any of the conditions set forth in paragraph 14 below occur, Plaintiffs’ Counsel and their law firms (or their successors) shall be jointly and severally obligated to, and shall, refund to Dynegy the full amount consistent with the modification or reversal, plus interest thereon at the 90-day T-Bill rate as of the date on which the fees and expenses were paid to Plaintiffs’ Counsel. Said refund shall be paid to Dynegy within five business days after any such modification or appellate ruling becomes final.

CONDITIONS OF SETTLEMENT

14. The Settlement shall terminate and be of no further force or effect if any of the conditions set forth below occur, unless waived by Dynegy:

a. the Court does not enter an Order approving the Settlement and a Final Take Nothing Judgment; or

b. any material part of the Settlement or Final Take Nothing Judgment is overturned or set aside on appeal.

15. If any of the conditions in paragraph 14 occur and are not waived by Dynegy, the Parties shall revert to their litigation positions immediately prior to the execution of the Memorandum of Understanding dated April 15, 2005, and the fact and terms of the Settlement shall not be admissible in any trial, including but not limited to, the trial of the Derivative Litigation.

NO ADMISSION OF WRONGDOING

16. This Stipulation, whether or not consummated, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement or any negotiation, discussion or proceedings in connection with this Stipulation or the Settlement:

a. does not constitute and shall not be offered against any or all of the Individual Defendants or Dynegy for any reason including, without limitation, as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any or all Individual Defendants or Dynegy with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that has been or could have been asserted in the Derivative Litigation or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Derivative Litigation or in any litigation, or of any liability, negligence, fault, or wrongdoing of any or all Individual Defendants or Dynegy;

b. does not constitute and shall not be offered against any or all Individual Defendants or Dynegy as evidence of or construed as or deemed evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any or all Individual Defendants or Dynegy, or against Plaintiffs as evidence of any infirmity in the claims of Plaintiffs;

c. does not constitute and shall not be offered against any or all Individual Defendants or Dynegy as evidence of or construed as or deemed evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Parties to this Stipulation, in any other civil, criminal or administrative action or proceeding (including, but not limited to, any formal or informal investigation or inquiry by the Securities and Exchange Commission or any other state or federal governmental or regulatory agency), other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, any or all Individual Defendants and Dynegy may refer to this Stipulation to effectuate the liability protection granted them hereunder;

d. does not constitute and shall not be offered or construed against any or all Individual Defendants or Dynegy as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and

e. shall not be offered, construed or received in evidence as an admission, concession or presumption against Plaintiffs that any of their claims are without merit. Any or all Released Parties may file this Stipulation and/or the Take Nothing Final Judgment in any other action or proceeding that may be brought against any or all of them in support of a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment, bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. Plaintiffs understand, acknowledge and agree that the Individual Defendants have denied and continue to deny each and all claims of alleged wrongdoing.

17. Any or all Released Parties may file this Stipulation and/or the Take Nothing Final Judgment in any other action or proceeding that may be brought against any or all of them in support of a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment, bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. Plaintiffs understand, acknowledge and agree that the Individual Defendants have denied and continue to deny each and all claims of alleged wrongdoing.

MISCELLANEOUS PROVISIONS

18. All of the exhibits attached hereto are hereby incorporated by reference in this Stipulation as though fully set forth herein.

19. This Stipulation and its exhibits constitute the entire agreement among the Parties concerning the Settlement of the Derivative Litigation, and supersedes any prior agreements or understandings between the Parties with respect to the Settlement, including but not limited to the Memorandum of Understanding dated April 15, 2005. No representations, warranties, or inducements have been made by any Party concerning this Stipulation or its exhibits, other than those contained and memorialized in this Stipulation and its exhibits.

20. The Parties intend the Settlement to be a final and complete resolution of all allegations asserted or which could be asserted on behalf of Dynegy against Individual Defendants with respect to all matters set forth in Plaintiffs’ First Amended Consolidated Petition. Further, the Parties agree that the amount paid and the other terms of the Settlement were negotiated at arm’s length in good faith and in the best interests of Dynegy, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

21. Plaintiffs expressly represent and warrant that, in entering into the Settlement, they relied upon their own knowledge and investigation (including the knowledge of and investigation performed by Plaintiffs’ Counsel), and not upon any promise, representation, warranty or other statement made by or on behalf of any of the Individual Defendants or Dynegy not expressly contained in this Stipulation.

22. Within 30 days of the Final Take Nothing Judgment becoming final, Plaintiffs and Plaintiffs’ Counsel shall destroy or return to Dynegy, if Dynegy agrees to pay such delivery costs, all documents and tangible things produced by Dynegy in the Derivative Litigation, including all copies and summaries thereof, and all CDs containing images thereof. Plaintiffs and Plaintiffs’ Counsel shall also delete or otherwise erase all electronic databases containing images of any documents produced by Dynegy in the Derivative Litigation. Also within 30 days of the Final Take Nothing Judgment becoming final, Plaintiffs’ Counsel shall provide written confirmation to counsel for Dynegy of the deletion and/or erasure of all images and, if Dynegy chooses to have Plaintiffs and Plaintiffs’ Counsel destroy the documents, the destruction of all documents produced by Dynegy in the Derivative Litigation. In addition, all agreements and orders entered during the course of the Derivative Litigation relating to the confidentiality of information, including without limitation the Agreed Protective Order agreed to by the Parties, shall survive this Stipulation.

23. This Stipulation may not be modified or amended, nor may any of its provisions be waived (except the conditions set forth in paragraph 15 which may only be waived by Dynegy), except by a writing signed by all Parties hereto or their successors-in-interest.

24. The headings herein are used for the purpose of convenience only and are not meant and shall not be construed to have any legal effect.

25. The administration and consummation of the Settlement shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and expenses to Plaintiffs and their counsel and enforcing the terms of the Settlement.

26. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

27. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts. Any signature to this Stipulation, to the extent signed and delivered by facsimile, shall be treated in all manners and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of a Party, any other Party so executing and delivering this Stipulation by facsimile shall reexecute original forms thereof and deliver them to the requesting party. No Party shall raise the use of facsimile to deliver or transmit a signature as a defense to the formation or enforceability of this Stipulation, and each such Party forever waives any such defense.

28. The terms of this Stipulation shall be binding upon, and inure to the benefit of the successors and assigns of the Parties and the Released Parties.

29. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the laws of the State of Texas without regard to conflicts of laws, except to the extent that federal law requires that federal law governs. Exclusive venue over any dispute arising from or relating to this Stipulation shall lie in Harris County, Texas, and Plaintiffs expressly consent to personal jurisdiction in Texas in connection with any action to enforce the Settlement.

30. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s length negotiations between the Parties, and all Parties have contributed substantially and materially to the preparation of this Stipulation.

31. All counsel and any other person executing this Stipulation and any of its exhibits, or any related settlement documents, warrant and represent that they have full authority to do so and that they have the authority to take appropriate action required or permitted to be taken under this Stipulation to effectuate its terms.

32. Counsel for Plaintiffs, counsel for the Individual Defendants, and counsel for Dynegy agree to cooperate fully with one another in seeking prompt Court approval of the Settlement and the entry of a Take Nothing Judgment, and promptly to agree on and execute all such other documentation and to take all such other action as may be reasonably required to obtain the Court’s final approval of the Settlement and the entry of a Take Nothing Judgment.

Within 5 business days of execution of this Stipulation, the Parties shall apply to the Court for approval of the Settlement. The Parties shall use their best efforts to obtain Court approval of the Settlement.

33. All agreements and orders entered during the course of the Derivative Litigation relating to the confidentiality of information shall survive this Stipulation.

34. Nothing in this Stipulation, the negotiations relating thereto, or the process and content of discovery, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege or work product immunity.

35. The Parties (i) acknowledge their intent to consummate the Settlement and (ii) agree to cooperate as reasonably necessary to effectuate and implement this Stipulation, and to use their commercially reasonable efforts to accomplish this Stipulation’s terms and to consummate its contemplated transactions.

36. The Parties acknowledge, represent and warrant to each other that the mutual releases and payments hereunder are adequate consideration for the consideration given.

37. Plaintiffs and Plaintiffs’ Counsel represent and warrant that they, individually and collectively, have not assigned any rights, claims or causes of action that were asserted or could have been asserted in the Derivative Litigation in connection with or arising from any of the Released Claims.

38. The Individual Defendants understand, acknowledge and agree that the Derivative Litigation was filed in good faith and in accordance with applicable Texas law, including Texas Rule of Civil Procedure 13, and is being settled voluntarily after consultation with competent legal counsel.

39. Dynegy shall be responsible for and shall pay all costs and expenses incident to providing to its stockholders a “Notice of Settlement.” The contents and manner of such notice, a proposed copy of which is attached to this Stipulation as Exhibit “A”, shall be as approved by the Court.

DATE: May 4, 2005	/s/ Kevin Bosse
Kevin Bosse

DATE: May 1, 2005	/s/ Alan Gillies
Alan Gillies

DYNEGY INC.

DATE: May 2, 2005	By:	/s/ Carol F. Graebner
	Its:	Executive Vice President

DATE:		/s/ Charles L. Watson
Charles L. Watson

DATE:		/s/ Robert D. Doty
Robert D. Doty

DATE:		/s/ Stephen Bergstrom
Stephen Bergstrom

DATE: May 2, 2005		/s/ Charles E. Bayless
Charles E. Bayless

DATE: April 30, 2005	/s/ Darald W. Callahan
Darald W. Callahan

DATE: April 29, 2005	/s/ Daniel L. Dienstbier
Daniel L. Dienstbier

DATE: May 1, 2005	/s/ George L. Kirkland
George L. Kirkland

DATE: May 2, 2005	/s/ Richard H. Matzke
Richard H. Matzke

DATE: May 1, 2005	/s/ Sheli Z. Rosenberg
Sheli Z. Rosenberg

DATE: April 30, 2005	/s/ Joe J. Stewart
Joe J. Stewart

DATE: April 30, 2005	/s/ J. Otis Winters
J. Otis Winters

DATE: May 2, 2005	/s/ H. John Riley
H. John Riley

DATE: April 29, 2005	/s/ Michael D. Capellas
Michael D. Capellas

DATE: May 2, 2005	/s/ Patricia M. Eckert
Patricia M. Eckert

DATE: April 29, 2005	/s/ Jerry L. Johnson
Jerry L. Johnson

DATE: May 2, 2005	/s/ Glenn F. Tilton
Glenn F. Tilton

DATE: April 30, 2005	/s/ John S. Watson
John S. Watson

IT IS HEREBY AGREED by the undersigned on behalf of their respective clients.

Dated: May 2, 2005

REICH & BINSTOCK LLP

/s/ Paul T. Warner
Paul T. Warner
State Bar No. 00791884
4265 San Felipe, Suite 1000
Houston, TX 77027
Telephone: 713/622-7271
713/623-8724 (fax)

LIAISON COUNSEL FOR STATE COURT DERIVATIVE PLAINTIFFS KEVIN BOSSE AND ALAN GILLIES

ROBBINS UMEDA & FINK, LLP

Brian J. Robbins

610 West Ash Street, Suite 1800

San Diego, CA 92101-3350

Telephone: 619/525-3990

619/525-3991 (fax)

BRANSTETTER, KILGORE, STRANCH & JENNINGS

James G. Stranch, III

J. Gerard Stranch, IV

227 Second Avenue, North 4th Floor

Nashville, TN 37201

Telephone: 615/254-1631

615/255-5419 (fax)

LEAD COUNSEL FOR STATE COURT DERIVATIVE PLAINTIFFS KEVIN BOSSE AND ALAN GILLIES

WHATLEY DRAKE, LLC

Joe R. Whatley, Jr.

State Bar No. 24003554

P.O. Box 10647

Birmingham, AL 35203

Telephone: 205/328-9576

205/328-9669 (fax)

HAYNES AND BOONE, LLP

/s/ Michael T. Powell
Michael T. Powell
Attorney-in-Charge
State Bar No. 16204300
Kirk L. Worley
State Bar No. 00797696
One Houston Center
1221 McKinney, Suite 2100
Houston, Texas 77010-2007
[713] 547-2000 - Telephone
[713] 236-5541 - Facsimile

Noel M.B. Hensley

State Bar No. 09491400

901 Main Street, Suite 3100

Dallas, Texas 75202

[214] 651-5000 - Telephone

[214] 651-5940 - Facsimile

ATTORNEYS FOR DYNEGY INC.

FULBRIGHT & JAWORSKI L.L.P.

/s/ Tom Godbold
Tom Godbold
Attorney-in-Charge
State Bar No. 08050500
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
[713] 651-5151 - Telephone
[713] 651-5246 – Facsimile

ATTORNEYS FOR INDIVIDUAL DEFENDANT CHARLES L. WATSON

WILSON FULKERSON, LLP

/s/ Michael M. Wilson
Michael M. Wilson
Attorney-in-Charge
State Bar No. 21704800
1000 Louisiana, Suite 1800
Houston, Texas 77002
[713] 654-7600 – Telephone
[713] 654-7690 – Facsimile

ATTORNEYS FOR INDIVIDUAL DEFENDANT ROBERT D. DOTY

DENNIS HERLONG

/s/ Dennis Herlong
State Bar No. 09510500
440 Louisiana, Suite 900
Houston, Texas 77002
[713]228-9222 – Telephone
[713] 228-9225 – Facsimile

ATTORNEY FOR INDIVIDUAL DEFENDANT STEPHEN BERGSTROM

GARDERE WYNNE SEWELL & RIGGS, L.L.P.

/s/ William E. Matthews
William E. Matthews
State Bar No. 13219000
1000 Louisiana, Suite 3400
Houston, Texas 77002-5007
[713] 276-5500 – Telephone
[713] 276-5555 – Facsimile

ATTORNEYS FOR INDIVIDUAL DEFENDANT PATRICIA M. ECKERT

HUGHES HUBBARD & REED LLP

/s/ Kevin T. Abikoff
Kevin T. Abikoff
State Bar No. 24034118
1775 I Street, NW
Washington, DC 20006-2401
[202] 721-4770 – Telephone
[202] 721-4646 – Facsimile

ATTORNEY FOR INDIVIDUAL DEFENDANTS CHARLES E. BAYLESS, DARALD W. CALLAHAN, MICHAEL D. CAPELLAS, DANIEL L. DIENSTBIER, JERRY L. JOHNSON, GEORGE L. KIRKLAND, RICHARD H. MATZKE, H. JOHN RILEY, SHELI Z. ROSENBERG, JOE J. STEWART, GLENN F. TILTON, JOHN S. WATSON AND J. OTIS WINTERS